GMCI Corp.
Pro Forma Consolidated Financial Statements
(Unaudited)

Set forth below are the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 and the consolidated balance sheet as of March 31, 2015 (together with the notes to the unaudited pro forma consolidated financial statements, the “pro forma financial statements”), of GMCI Corp. (the “Company” or “GMCI”). The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The pro forma financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.

On March 26, 2015, GMCI entered a Share Exchange Agreement (the "Agreement") with all the shareholders of SBS Mining Corp. Malaysia Sd. Bhd., ("SBS") a Malaysian corporation whose primary business is mining and exploration of properties located in Malaysia.

Pursuant to the Share Exchange Agreement, the Company acquired 100% of the issued and outstanding capital stock, totaling 600,000 shares of SBS, from the SBS Shareholders and in exchange issued 500,000,000 restricted shares of its common stock to the SBS Shareholders.

 As a result, upon the completion of this acquisition, SBS is now the Company's wholly-owned subsidiary.

The business combination is deemed to be a reverse acquisition pursuant to SEC guidance, ASC 805-40-25-1, which provides that the merger of a private operating company into a public corporation with nominal net assets typically results in the owners and management of the private company having actual or effective operating control of the combined company after the transaction, with shareholders of the former public entity continuing only as passive investors. These transactions are capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the public corporation, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible should be recorded.

The Company’s unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma consolidated financial statements. The Company’s unaudited pro forma consolidated financial statements also do not give effect to the potential impact of current financial conditions, anticipated synergies, operating efficiencies or cost savings that may result from the acquisition described above.

GMCI Corp.
PROFORMA CONSOLIDATED BALANCE SHEET
March 31, 2015
(UNAUDITED)

	GMCI	SBS	Adjustments (1)	Adjustments (2)	TOTAL

Current Assets
Cash	$35	$17,075	$-	$-	$17,075
Prepaid expenses and deposits	6,000	139,168	-	-	145,168
Total Current Assets	6,035	156,243	-	-	162,278

Plant and equipment	-	84,454	-	-	84,454

Total Assets	$6,035	$240,697	$-	$-	$246,732

Current Liabilities
Accounts Payable and accrued liabilities	$2,448	$2,787	$-	$-	$5,235
Advances payable, related party	47,043	527,958	-	-	575,001
Total Current Liabilities	49,491	530,745	-	-	580,236

Total Liabilities	49,491	530,745	-	-	580,236

Stockholders' Deficit
Common stock	802	183,652	500,000	(183,652)	500,802
Preferred Stock	-	-	-	-	-
Additional Paid in Capital	30,814	-	(575,072)	183,652	(360,606)
Other comprehensive income (loss)	-	32,385	-	-	32,385
Accumulated deficit	(75,072)	(506,085)	75,072	-	(506,085)
Total Stockholders' Deficit	(43,456)	(290,048)	-	-	(333,504)
Total Liabilities and Stockholders’ Deficit	$6,034	$240,697	$-	$-	$246,732

(1)
and (2) Reflect the effect of the business combination on the acquisition of SBS for the impact of the issuance of a total of 500,000,000 shares of GMCI common stock and transfers the accumulated deficit to additional paid in capital due to the recapitalization.

GMCI Corp.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the period ended March 31, 2015
(UNAUDITED)

	GMCI	SBS
	3M ended	3M ended	Adjustment	Pro Forma
Revenue	$-	$-	$-	$-

Operating Expenses
Mining exploration expenses	-
Professional fees	22,853	1,383	(22,853)	1,383
General and administrative	4,130	66,777	(4,130)	66,777
Total Operating Expenses	(26,983)	(68,160)	26,983	(68,160)

Interest expense	(6,732)	-	6,732	-
Gain on debt forgiveness	203,922	-	(203,922)	-

Income (Loss) before taxation	170,207	(68,160)	(170,207)	(68,160)
Taxation	-	-	-
Net Income (Loss)	$170,207	$(68,160)	$(170,207)	$(68,160)

Comprehensive Income (Loss):
Net income (loss)	$170,207	$(68,160)	$(170,207)	$(68,160)
Effect of foreign currency translation	-	15,227	-	15,227
Comprehensive Loss	$170,207	$(52,933)	$(170,207)	$(52,933)

GMCI Corp.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the period ended December 31, 2014
 (UNAUDITED)

	SBS	SBS	SBS	SBS	GMCI
	Year ended June 30, 2014 (a)	6 Months ended December 31, 2014 (b)	6 Months ended December 31, 2013 (c)	Adjusted Year ended December 31, 2014 (d) =(a)+(b)-(c)	Year Ended December 31, 2014 (e)	Adjustment (f)	Proforma (d+e+f)
Revenue	$-	$-	$-	$-	$-	$-	$-

Operating Expenses
Mining exploration expenses	130,393	17,456	20,709	127,140	-	-	127,140
Professional fees	4,699	-	1,401	3,298	475	(475)	3,298
General and administrative	139,476	145,707	31,224	253,959	46,189	(46,189)	253,959
Total Operating Expenses	(274,568)	(163,163)	(53,334)	(384,397)	(46,664)	46,664	(384,397)

Interest expense	-	-	-	-	(2,190)	2,190	-
Impairment of intangible assets and mineral rights	-	-	-	-	(58,175)	58,175	-

Income (Loss) before taxation	(274,568)	(163,163)	(53,334)	(384,397)	(107,029)	107,029	(384,397)
Taxation	(883	-	(178)	(705)	-	-	(178)
Net Income (Loss)	$(275,451)	$(163,163)	$(53,512)	$(385,102)	$(107,029)	$107,029	$(53,512)

Comprehensive Income (Loss):
Net income (loss)	$(275,451)	$(163,163)	$(53,512)	$(385,102)	$(107,029)	$107,029	$(385,102)
Effect of foreign currency translation	3,709	260	919	3,050	-	-	3,050
Comprehensive Loss	$(271,742)	$(162,903)	$(52,593)	$(382,052)	$(107,029)	$107,029	$(382,052)

GMCI Corp.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

The unaudited pro forma consolidated financial statements present the impact of the acquisition on our financial position and results of operations. The pro forma adjustments have been prepared as if the March 26, 2015 acquisition of SBS has taken place as of March 31, 2015, in the case of the pro forma consolidated balance sheet, and as if the acquisition had taken place as of January 1, 2015 in the case of the pro forma consolidated statements of operations for the three months ended March 31, 2015 and year ended December 31, 2014.

The unaudited pro forma consolidated financial statements are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.  In addition, as discussed in the accompanying notes, the unaudited pro forma consolidated financial statements include pro forma allocations of the purchase price of the acquired assets based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisition and are subject to change.

The adjustments to the pro forma consolidated balance sheets as are as follows:

On March 26, 2015, GMCI entered a Share Exchange Agreement (the "Agreement") with all the shareholders of SBS Mining Corp. Malaysia Sd. Bhd., ("SBS") a Malaysian corporation whose primary business is mining and exploration of properties located in Malaysia.

Pursuant to the Share Exchange Agreement, the Company acquired 600,000 shares of capital stock of SBS from the SBS Shareholders and in exchange issued 500,000,000 restricted shares of its common stock to the SBS Shareholders.

 The Company treated the acquisition of SBS as reverse acquisition.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed relative to the Parent company operations, at the business combination transaction date:

Cash and bank balance	$35
Other receivable and deposits	6,000
Total identifiable assets	$6,035

Other payables and accruals	$2,448
Amounts due to related parties	47,043
Total identifiable liabilities	$49,491

Net identifiable assets	$(43,456)